                                                                    EXHIBIT 10.1




                                RSA SECURITY INC.
                           DEFERRED COMPENSATION PLAN





                                  March 1, 2000

                                    ARTICLE I

                           PURPOSE AND EFFECTIVE DATE

The purpose of the RSA Security Inc. Deferred Compensation Plan ("Plan") is to aid RSA Security Inc. and its subsidiaries in retaining and attracting executive employees by providing them with tax deferred savings opportunities. The Plan provides a select group of management and highly compensated employees within the meaning of Sections 201(2), 301(a)3 and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (ERISA) of RSA Security Inc. with the opportunity to elect to defer receipt of specified portions of compensation, and to have these deferred amounts treated as if invested in specified hypothetical investment benchmarks. The Plan shall be effective for deferral elections made hereunder on or after March 1, 2000.

                                   ARTICLE II

                                   DEFINITIONS

         For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

         SECTION 2.01 ADMINISTRATIVE COMMITTEE. "Administrative Committee" means the committee appointed by the RSA Security Inc. Deferred Compensation Plan Committee of the Board.

         SECTION 2.02 BASE SALARY. "Base Salary" means the base rate of cash compensation paid by the Company to or for the benefit of a Participant for services rendered or labor performed while a Participant, including base pay a Participant could have received in cash in lieu of (A) deferrals pursuant to
Section 4.02 and (B) contributions made on his behalf to any qualified plan maintained by the Company or to any cafeteria plan under Section 125 of the Internal Revenue Code maintained by the Company.

         SECTION 2.03 BASE SALARY DEFERRAL. "Base Salary Deferral" means the amount of a Participant's Base Salary which the Participant elects to have withheld on a pre-tax basis from his Base Salary and credited to his Deferral Account pursuant to Section 4.02.

         SECTION 2.04 BENEFICIARY. "Beneficiary" means the person, persons or entity designated by the Participant to receive any benefits payable under the Plan pursuant to Article IX.

         SECTION 2.05 BOARD. "Board" means the Board of Directors of RSA Security Inc.

         SECTION 2.06 CHANGE OF CONTROL. For purposes of this Plan, a "Change of Control" shall be deemed to have occurred if:

         (i) there is an acquisition, in any one transaction or a series of transactions, other than from RSA Security Inc., by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of beneficial ownership (within the meaning of Rule 13(d)(3) promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of RSA Security Inc. entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by RSA Security Inc. or any of its subsidiaries, or any employee benefit plan (or related trust) of RSA Security Inc. or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of RSA Security Inc. immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of RSA Security Inc. entitled to vote generally in the election of directors, as the case may be; or

         (ii) individuals who, as of March 1, 2000, constitute the Board (as of such date, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to March 1, 2000, whose election, or nomination for election by RSA Security Inc.'s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of RSA Security Inc. (as such terms are used in Rule 14(a)(11) or Regulation 14A promulgated under the Exchange Act); or

         (iii) there occurs either (A) the consummation of a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of RSA Security Inc. immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or (B) an approval by the shareholders of RSA Security Inc. of a complete liquidation of dissolution of RSA Security Inc. or of the sale or other disposition of all or substantially all of the assets of RSA Security Inc..

         (iv) there occurs a Change of Control determined to be "hostile" which is defined as a Change of Control of the Company which is not recommended for approval to the shareholders by the Board. In this event, the Company shall immediately pay to each Participant in a lump sum in cash or in Common Stock with respect to payment of Gain Share Accounts and amounts invested in the Company Stock Fund the balance in his/her Deferral Account(s) (determined as of the most recent Valuation Date preceding the Change of Control).

         SECTION 2.07 CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions or regulations.

         SECTION 2.08 COMMISSION. "Commission" means the amount awarded to a Participant on any commission plan maintained by the Company.

         SECTION 2.09 COMMISSION DEFERRAL. "Commission Deferral" means the amount of Commission that the Participant elects to have withheld on a pre-tax basis from his Commission and credited to his Account pursuant to Section 4.1.

         SECTION 2.10 COMMON STOCK. "Common Stock" means the common stock of RSA Security Inc..

         SECTION 2.11 COMPANY. "Company" means RSA Security Inc., its successors, any subsidiary or affiliated organizations authorized by the Board or the RSA Security Inc. Deferred Compensation Plan Committee to participate in the Plan and any organization into which or with which RSA Security Inc. may merge or consolidate or to which all or substantially all of its assets may be transferred.

         SECTION 2.12 CONSIDERATION SHARES. "Consideration Shares" means shares of Common Stock owned by a Participant for six months or longer.

         SECTION 2.13 DATE OF EXERCISE. The "Date of Exercise" means the date on which Options are exercised by the Participant.

         SECTION 2.14 DEFERRAL ACCOUNT. "Deferral Account" means the account maintained on the books of the Administrative Committee for each Participant pursuant to Article VII.

         SECTION 2.15   DEFERRAL PERIOD. "Deferral Period" is defined in
Section 4.02.

         SECTION 2.16   DEFERRED AMOUNT. "Deferred Amount" is defined in
Section 4.02.

         SECTION 2.17 DESIGNEE. "Designee" shall mean the Company's senior human resources officers or other individuals to whom the Committee has delegated the authority to take action under the Plan. Wherever Committee is referenced in the plan, it shall be deemed to also refer to Designee.

         SECTION 2.18 DISABILITY. "Disability" means eligibility for disability benefits under the terms of the Company's Long-Term Disability Plan maintained by the Company.

        SECTION 2.19 ELIGIBLE COMPENSATION. "Eligible Compensation" means any Base Salary or Incentive Compensation otherwise payable with respect to a Plan Year.

         SECTION 2.20 EMPLOYER(S) shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board or any authorized committee thereof to participate in the Plan and have adopted the Plan as a sponsor.

         SECTION 2.21 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         SECTION 2.22 FAIR MARKET VALUE. "Fair Market Value" of a share of Common Stock means the closing price of the Company's Common Stock on the New York Stock Exchange on the most recent day on which the Common Stock was so traded that precedes the date as of which the Fair Market Value is to be determined. The definition of Fair Market Value in this Section shall be exclusively used to determine the values of a Participant's interest in the RSA Security Inc. Share Fund (defined in Section 7.02(b)) for all relevant purposes under the Plan.

         SECTION 2.23 FORM OF PAYMENT. "Form of Payment" means payment in one lump sum or in substantially equal annual installments of 5, 10 or 15 years.

         SECTION 2.24 GAIN SHARE ACCOUNT. "Gain Share Account" means the account maintained on the books by the Administrative Committee for the Participant of the number of Phantom Share Units related to Gain Shares, adjusted for hypothetical gains, earnings dividends, losses, distributions, withdrawals and other similar activities.

         SECTION 2.25 GAIN SHARES. "Gain Shares" means the shares of Common Stock so determined under Section 5.05 as resulting from the exercise of any Option pursuant to Article V.

         SECTION 2.26 HARDSHIP WITHDRAWAL. "Hardship Withdrawal" means the early payment of all or part of the balance in a Deferral Account(s) in the event of an Unforeseeable Emergency.

         SECTION 2.27 HYPOTHETICAL INVESTMENT BENCHMARK. "Hypothetical Investment Benchmark" shall mean the phantom investment benchmarks which are used to measure the return credited to a Participant's Deferral Account.

         SECTION 2.28 INCENTIVE COMPENSATION. "Incentive Compensation" means the amount awarded to a Participant for a Plan Year under any incentive plan maintained by the Company.

         SECTION 2.29 INCENTIVE DEFERRAL. "Incentive Deferral" means the amount of a Participant's Incentive Compensation which the Participant elects to have withheld on a pre-tax basis from his Incentive Compensation and credited to his account pursuant to Section 4.02.

        SECTION 2.30 OPTION. "Option" means an option to acquire shares of Common Stock granted pursuant to the RSA Security Inc. Stock Option Plan or any predecessor or successor thereto.

         SECTION 2.31 OPTION EXPIRATION DATE. "Option Expiration Date" means the date on which an Option expires under the terms of the RSA Security Inc. Stock Option Plan.

         SECTION 2.32 OPTION SHARE. "Option Share" means a share of Common Stock acquired (or deferred hereunder) pursuant to the exercise of an Option.

         SECTION 2.33 PARTICIPANT. "Participant" means any individual who is eligible or makes an election to participate in this Plan and who elects to participate by filing a Participation Agreement as provided in Article IV.

         SECTION 2.34 PARTICIPATION AGREEMENT. "Participation Agreement" means an agreement filed by a Participant in accordance with Article IV.

         SECTION 2.35 PHANTOM SHARE UNITS. "Phantom Share Units" means units of deemed investment in shares of RSA Security Inc. Common Stock so determined under Sections 5.06 & 7.02 (b).

         SECTION 2.36 PLAN YEAR. "Plan Year" means a twelve-month period beginning January 1 and ending the following December 31.

         SECTION 2.37 RETIREMENT. "Retirement" means retirement of a Participant from all Employers after attaining the earlier of age 55 with at least ten years of service in accordance with the method of determining years of service adopted by the Company. The definition in this Section 2.35 shall not have any effect on any other plan maintained by the Employer.

         SECTION 2.38 RSA SECURITY INC. DEFERRED COMPENSATION PLAN COMMITTEE. "RSA Security Inc. Deferred Compensation Plan Committee" means the compensation committee of the Board.

         SECTION 2.39 STOCK OPTION GAIN AGREEMENT. "Stock Option Gain Agreement" means an agreement filed by a participant in accordance with Article V to defer receipt of gain shares from the exercise of an Option.

         SECTION 2.40 TERMINATION OF EMPLOYMENT. "Termination of Employment" means the cessation of a Participant's services as a full-time employee of the Company for any reason other than Retirement.

         SECTION 2.41 UNFORESEEABLE EMERGENCY. "Unforeseeable Emergency" means severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

         SECTION 2.42 VALUATION DATE. "Valuation Date" means the last day of each calendar month or such other date as the Administrative Committee in its sole discretion may determine.

                                   ARTICLE III

                                 ADMINISTRATION

         SECTION 3.01 RSA SECURITY INC. DEFERRED COMPENSATION PLAN COMMITTEE AND ADMINISTRATIVE COMMITTEE DUTIES. This Plan shall be administered by the RSA Security Inc. Deferred Compensation Plan Committee. A majority of the members of the RSA Security Inc. Deferred Compensation Plan Committee shall constitute a quorum for the transaction of business. All resolutions or other action taken by the RSA Security Inc. Deferred Compensation Plan Committee shall be by a vote of a majority of its members present at any meeting or, without a meeting, by an instrument in writing signed by all its members. Members of the RSA Security Inc. Deferred Compensation Plan Committee may participate in a meeting of such committee by means of a conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting and waiver of notice of such meeting.

The RSA Security Inc. Deferred Compensation Plan Committee shall be responsible for the administration of this Plan and shall have all powers necessary to administer this Plan, including discretionary authority to determine eligibility for benefits and to decide claims under the terms of this Plan, except to the extent that any such powers are vested in any other person administering this Plan by the RSA Security Inc. Deferred Compensation Plan Committee. The RSA Security Inc. Deferred Compensation Plan Committee may from time to time establish rules for the administration of this Plan, and it shall have the exclusive right to interpret this Plan and to decide any matters arising in connection with the administration and operation of this Plan. All rules, interpretations and decisions of the RSA Security Inc. Deferred Compensation Plan Committee shall be conclusive and binding on the Company, Participants and Beneficiaries.

The RSA Security Inc. Deferred Compensation Plan Committee has delegated to the Administrative Committee responsibility for performing certain administrative and ministerial functions under this Plan. The Administrative Committee shall be responsible for determining in the first instance issues related to eligibility, Hypothetical Investment Benchmarks, distribution of Deferred Amounts, determination of account balances, crediting of hypothetical earnings and debiting of hypothetical losses and of distributions, in-service withdrawals, deferral elections and any other duties concerning the day-to-day operation of this Plan. The RSA Security Inc. Deferred Compensation Plan Committee shall have discretion to delegate to the Administrative Committee such additional duties as it may determine. The Administrative Committee may designate one of its members as a chairperson and may retain and supervise outside providers, third party administrators, record keepers and professionals (including in-house professionals) to perform any or all of the duties delegated to it hereunder.

Neither the RSA Security Inc. Deferred Compensation Plan Committee nor a member of the Board nor any member of the Administrative Committee shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or for anything done or omitted to be done in connection with this Plan. The RSA Security Inc. Deferred Compensation Plan Committee and the Administrative Committee shall keep records of all of their respective proceedings and the Administrative Committee shall keep records of all payments made to Participants or Beneficiaries and payments made for expenses or otherwise.

The Company shall, to the fullest extent permitted by law, indemnify each director, officer or employee of the Company (including the heirs, executors, administrators and other personal representatives of such person), each member of the RSA Security Inc. Deferred Compensation Plan Committee and Administrative Committee against expenses (including attorneys' fees), judgments, fines, amounts paid in settlement, actually and reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was serving this Plan in any capacity at the request of the Company, the RSA Security Inc. Deferred Compensation Plan Committee or Administrative Committee.

Any expense incurred by the Company, the RSA Security Inc. Deferred Compensation Plan Committee or the Administrative Committee relative to the administration of this Plan shall be paid by the Company and/or may be deducted from the Deferral Accounts of the Participants as determined by the RSA Security Inc. Deferred Compensation Plan Committee.

      SECTION 3.02 CLAIM PROCEDURE. If a Participant or Beneficiary makes a written request alleging a right to receive payments under this Plan or alleging a right to receive an adjustment in benefits being paid under this Plan, such actions shall be treated as a claim for benefits. All claims for benefits under this Plan shall be sent to the Administrative Committee. If the Administrative Committee determines that any individual who has claimed a right to receive benefits, or different benefits, under this Plan is not entitled to receive all or any part of the benefits claimed, the Administrative Committee shall inform the claimant in writing of such determination and the reasons therefor in terms calculated to be understood by the claimant. The notice shall be sent within 90 days of the claim unless the Administrative Committee determines that additional time, not exceeding 90 days, is needed and so notifies the Participant. The notice shall make specific reference to the pertinent Plan provisions on which the denial is based, and shall describe any additional material or information that is necessary. Such notice shall, in addition, inform the claimant of the procedure that the claimant should follow to take advantage of the review procedures set forth below in the event the claimant desires to contest the denial of the claim. The claimant may within 90 days thereafter submit in writing to the Administrative Committee a notice that the claimant contests the denial of his or her claim and desires a further review by the RSA Security Inc. Deferred Compensation Plan Committee. The RSA Security Inc. Deferred Compensation Plan Committee shall within 60 days thereafter review the claim and authorize the claimant to review pertinent documents and submit issues and comments relating to the claim to the RSA Security Inc. Deferred Compensation Plan Committee. The RSA Security Inc. Deferred Compensation Plan Committee will render a final decision on behalf of the Company with specific reasons therefor in writing and will transmit it to the claimant within 60 days of the written request for review, unless the Chairperson of the RSA Security Inc. Deferred Compensation Plan Committee determines that additional time, not exceeding 60 days, is needed, and so notifies the Participant. If the Committee fails to respond to a claim filed in accordance with the foregoing within 60 days or any such extended period, the Company shall be deemed to have denied the claim.

                                   ARTICLE IV

                                  PARTICIPATION

         SECTION 4.01 DEFERRALS BY PARTICIPANTS. Before the first day of each Plan Year (or the remaining portion thereof for an Employee who commences participation in the Plan other than on the first day of a Plan Year), a Participant may file with the Committee a Deferred Compensation Agreement pursuant to which such Participant elects to make Base Salary Deferrals and/or Bonus Deferrals and/or Commission Deferrals. Any such Participant election shall be subject to any maximum or minimum percentage or dollar amount limitations and to any other rules prescribed by the Committee in its sole discretion. Base Salary Deferrals, Bonus Deferrals and Commission Deferrals will be credited to the Account of each Participant as of the date the compensation would otherwise have been paid to the Participant.

         SECTION 4.02 PARTICIPATION. Participation in the Plan shall be limited to executives who (i) meet such eligibility criteria as the RSA Security Inc. Deferred Compensation Plan Committee shall establish from time to time, and
(ii) elect to participate in this Plan by filing a Participation Agreement with the Administrative Committee. A Participation Agreement must be filed prior to the December 31st immediately preceding the Plan Year for which it is effective. The Administrative Committee shall have the discretion to establish special deadlines regarding the filing of Participation Agreements for Participants.

         SECTION 4.03 CONTENTS OF PARTICIPATION AGREEMENT. Subject to Article VIII, each Participation Agreement shall set forth: (i) the amount of Eligible Compensation for the Plan Year or performance period to which the Participation Agreement relates that is to be deferred under the Plan (the "Deferred Amount"), expressed as either a dollar amount or a percentage of the Base Salary and Incentive Compensation for such Plan Year or performance period; PROVIDED, that the minimum Deferred Amount for any Plan Year or performance period shall not be less than $10,000 for each deferral elected and up to a maximum percentage of 75% of Base Salary and Commission and 100% of Incentive Compensation; (ii) the period after which payment of the Deferred Amount is to be made or begin to be made (the "Deferral Period"), which shall be the earlier of (A) a number of full years, not less than three, and (B) the period ending upon the Retirement or prior termination of employment of the Participant, and (iii) the form in which payments are to be made, which may be a lump sum or in substantially equal annual installments of 5, 10, or 15 years.

         SECTION 4.04 MODIFICATION OR REVOCATION OF ELECTION BY PARTICIPANT. A Participant may not change the amount of his Base Salary Deferrals during a Plan Year. However, a Participant may discontinue a Base Salary Deferral election at any time by filing, on such forms and subject to such limitations and restrictions as the Administrative Committee may prescribe in its discretion, a revised Participation Agreement with the Administrative Committee. If approved by the Administrative Committee, revocation shall take effect as of the first payroll period next following its filing. If a Participant discontinues a Base Salary Deferral election during a Plan Year, he will not be permitted to elect to make Base Salary Deferrals again until the later of the next Plan Year or six months from the date of discontinuance. In addition, the Deferral Period may be extended if an amended Participation Agreement is filed with the Administrative Committee at least one full calendar year before the Deferral Period (as in effect before such amendment) ends; provided, that only one such amendment may be filed with respect to each Participation Agreement. Under no circumstances may a Participant's Participation Agreement be made, modified or revoked retroactively, nor may a deferral period be shortened or reduced.

                                    ARTICLE V

                           STOCK OPTION GAIN DEFERRALS

         SECTION 5.01 IN GENERAL: Subject to provisions of this Article V, Participants may elect to defer receipt and distribution of the gain related to the exercise of Options and resulting Gain Shares until the end of an elected Deferral Period by filing a Stock Option Gain Agreement with the Administrative Committee. The stock option gain deferral features of the Plan are effective for deferral elections made on or after February 1, 2000.

         SECTION 5.02 TIMING OF FILING STOCK OPTION GAIN AGREEMENT. A Stock Option Gain Agreement must be filed at least six months prior to the Date of Exercise, prior to the calendar year in which occurs the Date of Exercise and no later than the day before the first day of the six month period ending on the Option Expiration Date. An Option with respect to which a Stock Option Gain Agreement has been filed may not be exercised prior to the dates specified in the preceding sentence.

         SECTION 5.03 CONTENTS OF STOCK OPTION GAIN AGREEMENT. Each Stock Option Gain Agreement shall set forth: (i) the number of Options to be exercised in connection with the deferrals hereunder; (ii) the date of grant of the Options; (iii) the Deferral Period, which is not to be less than three years;
(iv) any other item determined to be appropriate by the Administrative Committee. A Participant may elect to defer gain in increments of 25%, 50%, 75% or 100% of the number of Gain Shares resulting from Options exercised on any one Date of Exercise.

         SECTION 5.04 MANNER OF EXERCISING OPTION SHARES. A Participant who desires to exercise an Option and to defer current receipt and distribution of the related Gain Shares must follow the procedures and requirements that are applicable to the Option under the RSA Security Inc. Option Stock Plan, including the procedures and requirements relating to the exercise of an Option; provided, however, that in the case of a deferral of Gain Shares under this Plan, the Participant shall only be permitted to tender Consideration Shares to pay the entire exercise price for any such Option exercised. Notwithstanding the foregoing, the Administrative Committee may in its discretion accept the Participant's attestation that he or she owns the number of Consideration Shares necessary to effectuate the stock swap contemplated hereunder.

         SECTION 5.05 DETERMINATION OF GAIN SHARES. Upon exercise of an Option, the Gain Shares from which the Participant has elected to defer hereunder shall be determined as follows: (i) the aggregate exercise price for all exercised Option Shares shall be determined; (ii) the number of Consideration Shares needed to pay the exercise price for such Option Shares shall be determined; (iii) the difference between the number of exercised Option Shares and the number of Consideration Shares shall be the number of Gain Shares resulting from such exercise. Any fractional Gain Share that results from the computations hereunder shall be rounded up to the nearest whole number.

         SECTION 5.06 CONVERSION OF GAIN SHARES TO PHANTOM SHARE UNITS. As of the Date of Exercise, Gain Shares shall be converted to Phantom Share Units by dividing the amount of the aggregate Fair Market Value of the Gain Shares as of the Date of Exercise by the Fair Market Value of one share of Common Stock as of the Date of Exercise. The resulting number of Phantom Share Units shall be credited to the Participant's Gain Share Account. Any fractional Phantom Share Unit that results from the computations hereunder shall be rounded up to the nearest whole number.

         SECTION 5.07 CHANGES TO THE STOCK OPTION GAIN AGREEMENT. A Stock Option Gain Agreement may not be amended or revoked after the day on which it is filed with the Administrative Committee, except that the Deferral Period may be extended if an amended Stock Option Gain Agreement is filed with the Administrative Committee at least one full calendar year before the Deferral Period (as in effect before such amendment) ends, provided that only one such amendment may be filed with respect to each Stock Option Gain Agreement.

         SECTION 5.08 FAILURE TO PROPERLY EXERCISE. If a Participant makes a valid election under this Article V to defer Gain Shares and if the Option expires without a proper exercise of the Option by the Participant or if the Participant fails to properly tender or attest to the Consideration Shares by the last day of the Option term, the Participant shall forfeit any opportunity to exercise the option and the Option shall be canceled as of the end of the last business day of the Option term, according to the terms of the Sample Standard Corporation Stock Option Plan.

         SECTION 5.09 DELIVER OF GAIN SHARES. The gain shares must be physically delivered to the rabbi trustee or delivered to such other entity as may be designated by the RSA Security Inc. Deferred Compensation Committee for safe keeping such shares.

                                   ARTICLE VI

                              DEFERRED COMPENSATION

         SECTION 6.01 ELECTIVE DEFERRED COMPENSATION. The Deferred Amount of a Participant with respect to each Plan Year of participation in the Plan shall be credited by the Administrative Committee to the Participant's Deferral Account as and when such Deferred Amount would otherwise have been paid to the Participant. To the extent that the Company is required to withhold any taxes or other amounts from the Deferred Amount pursuant to any state, Federal or local law, such amounts shall be taken out of other compensation eligible to be paid to the Participant that is not deferred under this Plan.

         SECTION 6.02   VESTING OF DEFERRAL ACCOUNT. Except as provided in
Section 8.02, a Participant shall be 100% vested in his/her Deferral Account at all times.


                                   ARTICLE VII

                     MAINTENANCE AND INVESTMENT OF ACCOUNTS

         SECTION 7.01 MAINTENANCE OF ACCOUNTS. Separate Deferral Accounts shall be maintained for each Participant. More than one Deferral Account may be maintained for a Participant as necessary to reflect (a) various Hypothetical Investment Benchmarks and/or (b) separate Participation Agreements specifying different Deferral Periods and/or forms of payment. A Participant's Deferral Account(s) shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan, and shall not constitute or be treated as a trust fund of any kind. The Administrative Committee shall determine the balance of each Deferral Account, as of each Valuation Date, by adjusting the balance of such Deferral Account as of the immediately preceding Valuation Date to reflect changes in the value of the deemed investments thereof, credits and debits pursuant to Section 6.01 and
Section 7.02 and distributions pursuant to Article VIII with respect to such Deferral Account since the preceding Valuation Date.

         SECTION 7.02 HYPOTHETICAL INVESTMENT BENCHMARKS. (a) Each Participant shall be entitled to direct the manner in which his/her Deferral Accounts will be deemed to be invested, selecting among the Hypothetical Investment Benchmarks specified in Appendix A hereto, as amended by the RSA Security Inc. Deferred Compensation Plan Committee from time to time, and in accordance with such rules, regulations and procedures as the RSA Security Inc. Deferred Compensation Plan Committee may establish from time to time. Notwithstanding anything to the contrary herein, earnings and losses based on a Participant's investment elections shall begin to accrue as of the date such Participant's Deferral Amounts are credited to his/her Deferral Accounts.

         (b) (i) The Hypothetical Investment Benchmarks available for Deferral Accounts from time to time may include a "RSA Security Inc. Share Fund." The RSA Security Inc. Share Fund shall consist of deemed investments in shares of RSA Security Inc. Common Stock. Deferred Amounts that are deemed to be invested in the RSA Security Inc. Share Fund shall be converted into Phantom Share Units based upon the Fair Market Value of the

Common Stock as of the date(s) the Deferred Amounts are to be credited to a Deferral Account. The portion of any Deferral Account that is invested in the RSA Security Inc. Share Fund shall be credited, as of each Valuation Date, with additional Phantom Share Units of Common Stock with respect to cash dividends paid on the Common Stock with record dates during the period beginning on the day after the most recent preceding Valuation Date and ending on such Valuation Date.

         (ii) When a reallocation or a distribution of all or a portion of a Deferral Account that is invested in the RSA Security Inc. Share Fund is to be made, the balance in such a Deferral Account shall be determined by dividing the Fair Market Value of one share of Common Stock on the most recent Valuation Date preceding the date of such reallocation or distribution into the number of Phantom Share Units to be reallocated or distributed. Upon a lump sum distribution, the amounts in the RSA Security Inc. Share Fund shall be distributed in the form of cash having a value equal to the Fair Market Value of a comparable number of actual shares of Common Stock, or a combination thereof, as determined by the RSA Security Inc. Deferred Compensation Plan Committee.

         (iii) In the event of a stock dividend, split-up or combination of the Common Stock, merger, consolidation, reorganization, recapitalization, or other change in the corporate structure or capitalization affecting the Common Stock, such that an adjustment is determined by the RSA Security Inc. Deferred Compensation Plan Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the RSA Security Inc. Deferred Compensation Plan Committee may make appropriate adjustments to the number of deemed shares credited to any Deferral Account. The determination of the RSA Security Inc. Deferred Compensation Committee as to such adjustments, if any, to be made shall be conclusive.

         (iv) Notwithstanding any other provision of this Plan, the RSA Security Inc. Deferred Compensation Committee shall adopt such procedures as it may determine are necessary to ensure that with respect to any Participant who is actually or potentially subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the crediting of deemed shares to his or her Deferral Account is not deemed to be a non-exempt purchase for purposes of such Section 16(b), including without limitation requiring that no shares of Common Stock or cash relating to such deemed shares may be distributed for six months after being credited to such Deferral Account.

         SECTION 7.03 STATEMENT OF ACCOUNTS. The Administrative Committee shall submit to each Participant quarterly statements of his/her Deferral Account(s) and Gain Share Accounts(s), in such form as the Administrative Committee deems desirable, setting forth the balance to the credit of such Participant in his/her Deferral Account(s) and Gain Share Account(s) as of the end of the most recently completed quarter.

                                  ARTICLE VIII

                                    BENEFITS

         SECTION 8.01 TIME AND FORM OF PAYMENT. At the end of the Deferral Period for each Deferral Account, the Company shall pay to the Participant the balance of such Deferral Account at the time or times elected by the Participant in the applicable Participation Agreement; provided that if the Participant has elected to receive payments from a Deferral Account in a lump sum, the Company shall pay the balance in such Deferral Account (determined as of the most recent Valuation Date preceding the end of the Deferral Period) in a lump sum in cash (plus any shares of Common Stock that the Committee elects to deliver from any investment in the RSA Security Inc. Share Fund) as soon as practicable after the end of the Deferral Period. If the Participant has elected to receive payments from a Deferral Account in installments, the Company shall make annual cash only payments from such Deferral Account, each of which shall consist of an amount equal to (i) the balance of such Deferral Account as of the most recent Valuation Date preceding the payment date times (ii) a fraction, the numerator of which is one and the denominator of which is the number of remaining installments (including the installment being paid). The first such installment shall be paid as soon as practicable after the end of the Deferral Period and each subsequent installment shall be paid on or about the anniversary of such first payment. Each such installment shall be deemed to be made on a pro rata basis from each of the different deemed investments of the Deferral Account

(if there is more than one such deemed investment). At the end of the Deferral Period for each Gain Share Account, the Company shall deliver to the Participant the balance of such Gain Share Account at the time or times elected by the Participant in the applicable Stock Option Gain Agreement in the form of actual shares of Common Stock.

         SECTION 8.02   RESERVED FOR FUTURE USE

         SECTION 8.03 RETIREMENT. Subject to Section 8.01 and Section 8.06 hereof, if a Participant has elected to have the balance of his/her Deferral Account or Gain Share Account distributed upon Retirement, the account balance of the Participant (determined as of the most recent Valuation Date preceding such Retirement) shall be distributed upon Retirement in installments or a lump sum in accordance with the Plan and as elected in the Participant Agreement.

         SECTION 8.04   IN-SERVICE DISTRIBUTIONS. Subject to Section 8.01 and
Section 8.06 hereof, if a Participant has elected to defer Eligible Compensation under the Plan for a stated number of years, the account balance of the Participant (determined as of the most recent Valuation Date preceding such Deferral Period) shall be distributed in installments or a lump sum in accordance with the Plan and as elected in the Participant Agreement.

         SECTION 8.05   OTHER THAN RETIREMENT. Notwithstanding the provisions of
Section 8.04 and Section 8.05 hereof and any Participation Agreement, if a Participant dies, has a Termination of Employment or Disability prior to Retirement and prior to receiving full payment of his/her Deferral Account(s), the Company shall pay the remaining balance (determined as of the most recent Valuation Date preceding such event) to the Participant or the Participant's Beneficiary or Beneficiaries (as the case may be) in a lump sum in cash only or in Common Stock with respect to payment of Gain Share Accounts and amounts invested in the RSA Security Inc. Stock Fund (notwithstanding Section 8.01 hereof) as soon as practicable following the occurrence of such event, unless the Administrative Committee in its sole discretion determines otherwise. Subject to Section 7.02(a) hereof, the amount distributable under the preceding sentence of this Section 8.06 shall be based on the Participant's investments elections.

         SECTION 8.06   HARDSHIP WITHDRAWALS. Notwithstanding the provisions of
Section 8.01 and any Participation Agreement, a Participant shall be entitled to early payment of all or part of the balance in his/her Deferral Account(s) in the event of an Unforeseeable Emergency, in accordance with this Section 8.06. A distribution pursuant to this Section 8.06 may only be made to the extent reasonably needed to satisfy the Unforeseeable Emergency need, and may not be made if such need is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant's assets to the extent such liquidation would not itself cause severe financial hardship, or (iii) by cessation of participation in the Plan. An application for an early payment under this Section 8.06 shall be made to the Administrative Committee in such form and in accordance with such procedures as the Administrative Committee shall determine from time to time. The determination of whether and in what amount and form a distribution will be permitted pursuant to this Section 8.06 shall be made by the Administrative Committee.

         SECTION 8.07 VOLUNTARY EARLY WITHDRAWAL. Notwithstanding the provisions of Section 8.01 and any Participation Agreement, a Participant shall be entitled to elect to withdraw all of the balance in his/her Deferral Account(s) in accordance with this Section 8.07 by filing with the Administrative Committee such forms, in accordance with such procedures, as the Administrative Committee shall determine from time to time. As soon as practicable after receipt of such form by the Administrative Committee, the Company shall pay an amount equal to ninety percent of the balance in such Participant's Deferral Account(s) (determined as of the most recent Valuation Date preceding the date such election is filed) to the electing Participant in a lump sum in cash, and the Participant shall forfeit the remainder of such Deferral Account(s). All Participation Agreements previously filed by a Participant who elects to make a withdrawal under this Section 8.07 shall be null and void after such election is filed (including without limitation Participation Agreements with respect to Plan Years or performance periods that have not yet been completed), and such a Participant shall not thereafter be entitled to file any Participation Agreements under the Plan with respect to the first Plan Year that begins after such election is made.

         SECTION 8.08 CHANGE OF CONTROL. In the event of a Change of Control that is recommended for approval to the shareholders by the Board, no immediate special payment shall be made to any Participant and the terms and conditions of the Plan shall remain in full force and effect. Notwithstanding anything contained in this Plan to the contrary, upon a hostile Change of Control, the Company shall immediately pay to each Participant in a lump sum in cash or in Common Stock with respect to payment of Gain Share Accounts and amounts invested in the Company Stock Fund the balance in his/her Deferral Account(s) (determined as of the most recent Valuation Date preceding the Change of Control). Hostile Change of Control is defined as a Change of Control of the Company which is not recommended for approval to the shareholders by the Board.

         SECTION 8.09 PAYMENTS IN CONNECTION WITH CHANGE OF CONTROL. Notwithstanding anything contained in this Plan to the contrary, upon a hostile Change of Control, the Company shall immediately pay to each Participant in a lump sum in cash or in Common Stock with respect to payment of Gain Share Accounts and amounts invested in the RSA Security Inc. Stock Fund the balance in his/her Deferral Account(s) (determined as of the most recent Valuation Date preceding the Change of Control).

         SECTION 8.10 WITHHOLDING OF TAXES. Notwithstanding any other provision of this Plan, the Company shall withhold from payments made hereunder any amounts required to be so withheld by any applicable law or regulation.

                                   ARTICLE IX

                             BENEFICIARY DESIGNATION

         SECTION 9.01 BENEFICIARY DESIGNATION. Each Participant shall have the right, at any time, to designate any person, persons or entity as his Beneficiary or Beneficiaries. A Beneficiary designation shall be made, and may be amended, by the Participant by filing a written designation with the Administrative Committee, on such form and in accordance with such procedures as the Administrative Committee shall establish from time to time.

         SECTION 9.02 NO BENEFICIARY DESIGNATION. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant's Beneficiary shall be deemed to be the Participant's estate.

                                    ARTICLE X

                        AMENDMENT AND TERMINATION OF PLAN

         SECTION 10.01 AMENDMENT. The Board or the RSA Security Inc. Deferred Compensation Committee may at any time amend this Plan in whole or in part, provided, however, that no amendment shall be effective to decrease the balance in any Deferral Account as accrued at the time of such amendment, nor shall any amendment otherwise have a retroactive effect.

         SECTION 10.02 COMPANY'S RIGHT TO TERMINATE. The Board or the RSA Security Inc. Deferred Compensation Committee may at any time terminate the Plan with respect to future Participation Agreements. The Board or the RSA Security Inc. Deferred Compensation Committee may also terminate the Plan in its entirety at any time for any reason, including without limitation if, in its judgment, the continuance of the Plan, the tax, accounting, or other effects thereof, or potential payments thereunder would not be in the best interests of the Company, and upon any such termination, the Company shall immediately pay to each Participant in a lump sum the accrued balance in his Deferral Account (determined as of the most recent Valuation Date preceding the termination date).

                                   ARTICLE XI

                                  MISCELLANEOUS

         SECTION 11.01 UNFUNDED PLAN. This Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201, 301 and 401 of ERISA. All payments pursuant to the Plan shall be made from the general funds of the Company and no special or separate fund shall be established or other segregation of assets made to assure payment. No Participant or other person shall have under any circumstances any interest in any particular property or assets of the Company as a result of participating in the Plan. Notwithstanding the foregoing, the Company may (but shall not be obligated to) create one or more grantor trusts, the assets of which are subject to the claims of the Company's creditors, to assist it in accumulating funds to pay its obligations under the Plan.

         SECTION 11.02 NONASSIGNABILITY. Except as specifically set forth in the Plan with respect to the designation of Beneficiaries, neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

         SECTION 11.03 VALIDITY AND SEVERABILITY. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 11.04 GOVERNING LAW. The validity, interpretation, construction and performance of this Plan shall in all respects be governed by the laws of the State of Massachusetts, without reference to principles of conflict of law, except to the extent preempted by federal law.

         SECTION 11.05 EMPLOYMENT STATUS. This Plan does not constitute a contract of employment or impose on the Participant or the Company any obligation for the Participant to remain an employee of the Company or change the status of the Participant's employment or the policies of the Company and its affiliates regarding termination of employment.

         SECTION 11.06 UNDERLYING INCENTIVE PLANS AND PROGRAMS. Nothing in this Plan shall prevent the Company from modifying, amending or terminating the compensation or the incentive plans and programs pursuant to which cash awards are earned and which are deferred under this Plan.

         SECTION 11.07 SEVERANCE. Notwithstanding anything to the contrary herein the RSA Security Inc. Deferred Compensation Committee may, in its sole and exclusive discretion, determine that the Deferral Account of a Participant who has incurred a Termination of Employment and who receives or will receive severance payments from the Company shall be paid in installments, at such intervals as the RSA Security Inc. Deferred Compensation Committee may decide.

                                   APPENDIX A


NSAT Money Market
NSAT Government Bond
Fidelity VIP High Income
Nationwide Strategic Growth (Strong)
Fidelity VIP III Growth Opportunities
Fidelity VIP II Contrafund
The Dreyfus Stock Index Fund
Nationwide Small Cap Value (Dreyfus)
Fidelity VIP Overseas